Exhibit 99.1

WesBanco Announces Second Quarter 2020 Financial Results

Wheeling, WV, July 22, 2020 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and six months ended June 30, 2020.  Reflecting the impact from the 2020 adoption of the new Current Expected Credit Losses (“CECL”) accounting standard, net income for the three months ended June 30, 2020 was $4.5 million, with diluted earnings per share of $0.07, compared to $44.8 million and $0.82 per diluted share, respectively, for the second quarter of 2019.  For the six months ended June 30, 2020, net income was $27.9 million, or $0.41 per diluted share, compared to $85.2 million, or $1.56 per diluted share, for the 2019 period.  Net income excluding after-tax merger-related expenses for the three months ended June 30, 2020, was $4.9 million, or $0.07 per diluted share, as compared to $44.9 million and $0.82 per diluted share, respectively, in the prior year quarter (non-GAAP measures).  On the same basis, net income for the six months ended June 30, 2020 was $32.3 million, or $0.48 per diluted share, as compared to $1.60 per diluted share in the prior year period (non-GAAP measures).

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2020		2019		2020		2019
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$4,858	$0.07	$44,878	$0.82	$32,334	$0.48	$87,670	$1.60
Less: After tax merger-related expenses	(370)	(0.00)	(64)	(0.00)	(4,450)	(0.07)	(2,519)	(0.04)
Net income (GAAP)	$4,488	$0.07	$44,814	$0.82	$27,884	$0.41	$85,151	$1.56
(1)	See non-GAAP financial measures for additional information relating to the calculation of these items.

On November 22, 2019, WesBanco consummated the merger with Old Line Bancshares, Inc. (“OLBK”), a bank holding company headquartered in Bowie, MD with approximately $3.0 billion in assets, excluding goodwill.  Financial results for OLBK have been included in WesBanco’s results from the merger consummation date.

WesBanco believes that pre-tax, pre-provision income (non-GAAP measure) provides a more comparable year-over-year measure as it removes the impact of the new CECL accounting standard implemented earlier this year.  For the three months ended June 30, 2020, pre-tax, pre-provision income, excluding merger-related expenses, increased 15.7% year-over-year to $66.8 million.  On the same basis, pre-tax, pre-provision income, for the six months ended June 30, 2020, increased 14.5% year-over-year to $128.8 million.  WesBanco believes that these non-GAAP financial measures are useful to investors as they enhance investors’ understanding of the company’s business and performance.

Financial and operational highlights during the quarter ended June 30, 2020:

•	WesBanco is a well-capitalized financial institution with solid liquidity and a strong balance sheet
•	Organic loan growth was 11.3% year-over-year, driven by WesBanco’s support of communities impacted by the pandemic, as well as the commercial and residential real estate loan categories
o	Loan growth includes approximately $837 million of loans funded through the Small Business Administration’s Paycheck Protection Program (“SBA PPP”), as established by the CARES Act
o	Commercial and residential real estate loans increased organically 3.9% and 1.6% year-over-year, respectively
•	Organic deposit growth, excluding certificates of deposit, was 20.3% year-over-year, driven by growth in demand deposits
•	Mortgage banking income increased 365.5% year-over-year to a record $7.5 million due to strong originations and organic growth in the current low interest rate environment
•	Continued expense management demonstrated by a year-to-date efficiency ratio of 56.62% (non-GAAP measure)
o	Non-interest expenses, excluding merger-related costs, decreased $1.1 million from the first quarter driven by lower salaries and wages
•

Key credit quality metrics such as non-performing assets, past due loans, criticized & classified loans, and net loan charge-offs, as percentages of total portfolio loans, has remained at low levels and favorable to peer bank averages, those with total assets between $10 billion and $25 billion, for the four quarters prior to the current earnings period

•

The utilization of updated June macroeconomic forecasts, which have deteriorated since the end of the first quarter, resulted in increases in allowance for credit losses and provision for credit losses on both a year-over-year and quarter-over-quarter basis

“WesBanco’s underlying performance during the second quarter was evidenced by the strong year-over-year growth of 15.7% in our pre-tax, pre-provision income,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  “While continuing to make important technology investments, we have maintained our diligent focus on expense management in order to deliver a year-to-date efficiency ratio of 56.6%.  Furthermore, we believe we are well-positioned for the current operating environment due to our well-defined strategies, strong legacy of credit and risk management, solid liquidity, and sound capital position.”

Mr. Clossin added, “I am proud of our entire organization as it has worked tirelessly to serve our customers and communities.  Recently, WesBanco Bank was named, for the second year in a row, a World’s Best Bank by Forbes magazine.  This ranking is based on customer satisfaction and consumer feedback, and we received very high scores for customer services, financial advice, satisfaction, and digital services.  The efforts of our employees are a true testimonial to our being a community bank.”

Pandemic Responses

As a responsible, community-based financial institution, we have endeavored to assist and help protect our communities, customers, and employees.  Thus, on March 18th, we were one of the first banks to launch a number of initiatives and precautionary measures intended to mitigate the impact of the COVID-19 virus outbreak by mainly offering 90-day payment relief options to affected borrowers, as well as participating in the SBA PPP.  Since that early initiation date, we have seen a reduction in the amount of loans receiving payment relief as the significant majority of customers coming off deferral status are not requesting a second deferral.  Thus, as of June 30, 2020, loans receiving relief  now total 17% of total loans, as we have assisted our residential mortgage customers with 470 loan modifications totaling $119 million, consumer and home equity loan customers with 620 loan modifications totaling $24 million, and commercial and business customers with 2,180 loan modifications totaling $1.8 billion.  Furthermore, through the first two rounds of the SBA PPP, as of June 30, 2020, we have funded roughly 6,800 loans totaling approximately $837 million.  In response to the success of our employees working remotely and the increased utilization of our digital channels by our customers, we anticipate accelerating our branch optimization strategy during the second half of 2020.

Balance Sheet

Portfolio loans of $11.1 billion as of June 30, 2020 increased 43.1% when compared to the prior year period due to the OLBK acquisition and participation in the SBA PPP.  Total organic loan growth was 11.3% year-over-year, driven by the SBA PPP, commercial real estate, and residential real estate loans.  When excluding SBA PPP loans, total organic growth increased 0.5% year-over-year, reflecting the impact of shuttered state economies due to the pandemic.  Total deposits increased 40.2% year-over-year to $12.2 billion due primarily to the OLBK acquisition, CARES Act stimulus, and increased personal savings due to the current recession.  Total deposits, excluding the OLBK acquisition, increased $1.1 billion, or 12.3%, year-over-year due to CARES Act stimulus and increased personal savings, which more than offset a $417.1 million reduction in certificates of deposit, as higher cost CDs were allowed to runoff.

Credit Quality

Overall, we believe our credit quality ratios remained strong as we balanced disciplined loan origination in the current environment with prudent lending standards.  The granting of loan deferrals has resulted in continued relatively benign asset quality metrics, as nonperforming and delinquency amounts do not reflect loans that have been modified as a result of the COVID-19 pandemic. As of June 30, 2020, both non-performing loans and non-performing assets as percentages of the portfolio and total assets have remained relatively low and consistent throughout the last five quarters.  Criticized and classified loan balances increased slightly to 2.23% of total portfolio loans, comparable to the last four quarters.  Reflecting weakened macroeconomic factors, the provision for credit losses increased to $61.8 million, approximately double from the first quarter of 2020.  Annualized net loan charge-offs to average loans remained low for the quarter and year-to-date periods at seven and 13 basis points, respectively.

On January 1, 2020, WesBanco adopted the CECL accounting standard, resulting in adjustments to retained earnings and the allowance for credit losses; prior to this date, the allowance for credit losses was calculated under the incurred loss method.  The allowance for credit losses specific to total portfolio loans at June 30, 2020 was $168.5 million, or 1.52% of total loans; or, when excluding SBA PPP loans, 1.65% of total portfolio loans.  Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 0.43% of total loans.  The increase in the allowance and related provision for credit losses was related to the continued deterioration in the macroeconomic forecast during the second quarter of 2020, primarily driven by the negative forecasted economic impacts of COVID-19.  The forecast, based upon a blend of two nationally-recognized published economic data through June 30, 2020, is primarily driven by national unemployment and interest rate spreads.

Net Interest Margin and Income

The net interest margin of 3.32% for the second quarter of 2020 decreased 35 basis points year-over-year, primarily due to the lower interest rate environment from the five decreases in the Federal Reserve Board’s target federal funds rate, totaling 225 basis points, from July 2019 through March 2020, as well as a flattening of the yield curve.  Reflecting the significantly lower interest rate environment, we aggressively reduced our deposit rates beginning in late March, which helped to lower deposit funding costs 40 basis points year-over-year to 30 basis points for the second quarter of 2020.  In addition, we shortened the maturities and experienced lower rates in our second quarter FHLB borrowings as compared to the prior year, which helped to lower the cost of borrowings 38 basis points year-over-year.  Accretion from acquisitions benefited the second quarter net interest margin by 19 basis points, as compared to 18 basis points in the prior year period and 22 basis points during the first quarter of 2020.  Lastly, while the SBA PPP loans will positively impact the net interest margin as the loans are forgiven during the next several quarters, the funding of these loans negatively impacted the second quarter of 2020 net interest margin by a net two basis points.

Net interest income increased $20.5 million, or 20.9%, during the second quarter of 2020, as compared to the same quarter of 2019, due to a 33.7% increase in average total earning assets, primarily driven by the OLBK acquisition and related accretion from purchase accounting, partially offset by the lower loan yields, reflecting repricing of existing loans and lower new offered rates in the current market environment.  For the six months ended June 30, 2020, net interest income increased $42.4 million, or 21.5%, due to higher average total earning assets and an overall higher net interest margin, as discussed for the three-month period comparison.

Non-Interest Income

For the second quarter of 2020, non-interest income of $32.9 million increased $1.7 million, or 5.5%, from the second quarter of 2019, driven primarily by mortgage banking income and higher commercial customer loan swap-related income, which were partially offset by the limitation on interchange fees for debit card processing and lower service charges on deposits.  Reflecting the low interest rate environment and organic growth, mortgage banking fees increased $5.9 million, or 365.5%, compared to the prior year period, due to growth of roughly 125% in residential mortgage origination dollar volume and the associated sale of one-half of those originations into the secondary market.  Loan swap-related income increased $2.4 million, or 477.2%, to $2.9 million, inclusive of $0.5 million in fair value adjustments, due to commercial loan customer demand in the current rate environment.  The limitation on interchange fees is due to the Durbin amendment in the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which took effect for WesBanco during the third quarter of 2019, negatively impacted fee income by approximately $2.7 million.  Service charges on deposits were lower due to higher consumer deposits associated with CARES Act stimulus and lower general consumer spending, resulting in fewer eligible account fees.  Primarily reflecting the items discussed above, non-interest income, for the six months ended June 30, 2020, increased $1.9 million, or 3.3%.

Non-Interest Expense

Total operating expenses continued to be well-controlled during the six-month period ending June 30, 2020, as demonstrated by an efficiency ratio of 56.62%.  Excluding merger-related expenses, non-interest expense for the three months ended June 30, 2020 increased $13.2 million, or 18.3%, to $85.0 million compared to the prior year period, primarily reflecting additional staffing and financial center locations from the OLBK acquisition.  In addition, FDIC insurance expense increased $1.2 million, or 107.4%, due to a higher assessment rate associated with our larger asset level.  On a similar basis, non-interest expense during the first half of 2020 increased $28.0 million, or 19.6%, compared to the prior year period, primarily reflecting the OLBK acquisition and the mid-2019 annual salary increases.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards.  At June 30, 2020, Tier I leverage was 9.09%, Tier I risk-based capital and common equity Tier 1 capital ratio (“CET 1”) were 12.59%, and total risk-based capital was 15.33%.  As compared to the prior year period, Tier 1 leverage and Tier 1 risk-based capital ratios were adversely impacted by the movement of $136.5 million of trust preferred securities, during the fourth quarter of 2019, from Tier 1 to Tier 2 risk-based capital, as required by the Dodd-Frank Act for financial institutions with total assets greater than $15 billion.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the second quarter of 2020 at 10:00 a.m. ET on Thursday, July 23, 2020.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10136713.  The replay will begin at approximately 12:00 p.m. ET on July 23, and end at 12 a.m. ET on August 6.  An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2019 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2020, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A and under

“Risk Factors” in Part II, Item 1A of WesBanco’s March 31, 2020 Quarterly Report on Form 10-Q.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions including the effects of the COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a diversified and balanced financial services company that delivers large bank capabilities with a community bank feel.  Our distinct long-term growth strategies are built upon unique sustainable advantages permitting us to span six states with meaningful market share.  Built upon our ‘Better Banking Pledge’, our customer-centric service culture is focused on growing long-term relationships by pledging to serve all personal and business customer needs efficiently and effectively.  In addition to a full range of online and mobile banking options and a full-suite of commercial products and services, WesBanco provides trust, wealth management, securities brokerage, and private banking services through our century-old Trust and Investment Services department, with approximately $4.5 billion of assets under management (as of June 30, 2020).  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 236 financial centers in the states of Indiana, Kentucky, Maryland, Ohio, Pennsylvania, and West Virginia.  Additionally, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

SOURCE:  WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor and Public Relations

304-905-7021

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
STATEMENT OF INCOME	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
Interest and dividend income
Loans, including fees	$115,068	$96,415	19.3	$234,571	$191,917	22.2
Interest and dividends on securities:
Taxable	14,047	16,444	(14.6)	31,034	33,175	(6.5)
Tax-exempt	4,302	5,142	(16.3)	8,758	10,684	(18.0)
Total interest and dividends on securities	18,349	21,586	(15.0)	39,792	43,859	(9.3)
Other interest income	1,277	1,542	(17.2)	2,779	2,820	(1.5)
Total interest and dividend income	134,694	119,543	12.7	277,142	238,596	16.2
Interest expense
Interest bearing demand deposits	1,350	4,314	(68.7)	4,745	8,259	(42.5)
Money market deposits	879	2,009	(56.2)	3,231	3,908	(17.3)
Savings deposits	297	678	(56.2)	1,220	1,200	1.7
Certificates of deposit	3,514	4,098	(14.3)	7,568	8,001	(5.4)
Total interest expense on deposits	6,040	11,099	(45.6)	16,764	21,368	(21.5)
Federal Home Loan Bank borrowings	7,293	6,287	16.0	15,525	12,624	23.0
Other short-term borrowings	279	1,483	(81.2)	1,149	3,039	(62.2)
Subordinated debt and junior subordinated debt	2,069	2,214	(6.5)	4,530	4,743	(4.5)
Total interest expense	15,681	21,083	(25.6)	37,968	41,774	(9.1)
Net interest income	119,013	98,460	20.9	239,174	196,822	21.5
Provision for credit losses	61,841	2,747	NM	91,661	5,254	NM
Net interest income after provision for credit losses	57,172	95,713	(40.3)	147,513	191,568	(23.0)
Non-interest income
Trust fees	6,202	6,339	(2.2)	13,154	13,454	(2.2)
Service charges on deposits	4,323	6,197	(30.2)	10,940	12,747	(14.2)
Electronic banking fees	4,066	7,154	(43.2)	8,320	13,046	(36.2)
Net securities brokerage revenue	1,384	1,973	(29.9)	3,063	3,833	(20.1)
Bank-owned life insurance	1,752	1,340	30.7	3,521	2,659	32.4
Mortgage banking income	7,531	1,618	365.5	8,807	2,674	229.4
Net securities gains	1,299	2,909	(55.3)	2,790	3,566	(21.8)
Net (loss) gain on other real estate owned and other assets	(66)	376	(117.6)	103	512	(79.9)
Other income	6,369	3,250	96.0	10,171	6,438	58.0
Total non-interest income	32,860	31,156	5.5	60,869	58,929	3.3
Non-interest expense
Salaries and wages	36,773	31,646	16.2	75,683	62,585	20.9
Employee benefits	10,138	9,705	4.5	20,511	19,694	4.1
Net occupancy	6,634	5,385	23.2	13,717	10,951	25.3
Equipment	5,722	4,818	18.8	11,761	9,651	21.9
Marketing	1,567	1,254	25.0	2,705	2,497	8.3
FDIC insurance	2,395	1,155	107.4	4,508	2,508	79.7
Amortization of intangible assets	3,365	2,465	36.5	6,739	4,978	35.4
Restructuring and merger-related expense	468	81	477.8	5,633	3,188	76.7
Other operating expenses	18,440	15,443	19.4	35,578	30,333	17.3
Total non-interest expense	85,502	71,952	18.8	176,835	146,385	20.8
Income before provision for income taxes	4,530	54,917	(91.8)	31,547	104,112	(69.7)
Provision for income taxes	42	10,103	(99.6)	3,663	18,961	(80.7)
Net Income	$4,488	$44,814	(90.0)	$27,884	$85,151	(67.3)

Taxable equivalent net interest income	$120,156	$99,827	20.4	$241,502	$199,662	21.0

Per common share data
Net income per common share - basic	$0.07	$0.82	(91.5)	$0.41	$1.56	(73.7)
Net income per common share - diluted	0.07	0.82	(91.5)	0.41	1.56	(73.7)
Net income per common share - diluted, excluding certain items (1)(2)	0.07	0.82	(91.5)	0.48	1.60	(70.0)
Dividends declared	0.32	0.31	3.2	0.64	0.62	3.2
Book value (period end)	38.23	37.92	0.8	38.23	37.92	0.8
Tangible book value (period end) (1)	21.10	21.40	(1.4)	21.10	21.40	(1.4)
Average common shares outstanding - basic	67,104,628	54,628,029	22.8	67,295,589	54,613,346	23.2
Average common shares outstanding - diluted	67,181,755	54,773,521	22.7	67,410,460	54,724,209	23.2
Period end common shares outstanding	67,211,192	54,697,199	22.9	67,211,192	54,697,199	22.9

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights	6
(unaudited, dollars in thousands)

(2) Certain items excluded from the calculation consist of after-tax merger-related expenses.
NM -Not Meaningful

Selected ratios

	For the Six Months Ended
	June 30,
	2020	2019	% Change
Return on average assets	0.35%	1.37%	(74.45)%
Return on average assets, excluding
after-tax merger-related expenses (1)	0.40	1.41	(71.63)
Return on average equity	2.16	8.47	(74.50)
Return on average equity, excluding
after-tax merger-related expenses (1)	2.50	8.72	(71.33)
Return on average tangible equity (1)	4.56	16.01	(71.52)
Return on average tangible equity, excluding
after-tax merger-related expenses (1)	5.17	16.46	(68.59)
Yield on earning assets (2)	3.96	4.45	(11.01)
Cost of interest bearing liabilities	0.77	1.07	(28.04)
Net interest spread (2)	3.19	3.38	(5.62)
Net interest margin (2)	3.42	3.68	(7.07)
Efficiency (1) (2)	56.62	55.38	2.24
Average loans to average deposits	93.18	87.18	6.88
Annualized net loan charge-offs/average loans	0.13	0.06	116.67
Effective income tax rate	11.61	18.21	(36.24)

	For the Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2020	2020	2019	2019	2019
Return on average assets	0.11%	0.60%	1.04%	1.19%	1.44%
Return on average assets, excluding
after-tax merger-related expenses (1)	0.12	0.70	1.30	1.23	1.44
Return on average equity	0.69	3.63	6.20	7.06	8.77
Return on average equity, excluding
after-tax merger-related expenses (1)	0.75	4.26	7.75	7.32	8.78
Return on average tangible equity (1)	1.98	7.07	11.53	13.06	16.35
Return on average tangible equity, excluding
after-tax merger-related expenses (1)	2.08	8.18	14.24	13.50	16.38
Yield on earning assets (2)	3.75	4.19	4.25	4.34	4.45
Cost of interest bearing liabilities	0.63	0.91	0.99	1.09	1.08
Net interest spread (2)	3.12	3.28	3.26	3.25	3.37
Net interest margin (2)	3.32	3.54	3.55	3.56	3.67
Efficiency (1) (2)	55.57	57.69	58.29	57.57	54.87
Average loans to average deposits	91.87	94.61	90.78	88.96	87.35
Annualized net loan charge-offs /average loans	0.07	0.18	0.20	0.04	0.05
Effective income tax rate	0.93	13.40	16.23	18.24	18.40
Trust assets, market value at period end	$4,487,042	$4,082,141	$4,719,966	$4,443,430	$4,544,103

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

					% Change
	June 30,			December 31,	December 31, 2019
Balance sheets	2020	2019	% Change	2019	to June 30, 2020
Assets
Cash and due from banks	$219,022	$157,965	38.7	$182,905	19.7
Due from banks - interest bearing	671,312	36,390	NM	51,891	NM
Securities:
Equity securities, at fair value	12,277	11,817	3.9	12,343	(0.5)
Available-for-sale debt securities, at fair value	2,073,949	2,129,284	(2.6)	2,393,558	(13.4)
Held-to-maturity debt securities (fair values of $802,666; $921,534 and $874,523, respectively)	766,416	900,605	(14.9)	851,753	(10.0)
Allowance for credit losses, held-to-maturity debt securities	(817)	-	(100.0)	-	(100.0)
Net held-to-maturity debt securities	765,599	900,605	(15.0)	851,753	(10.1)
Total securities	2,851,825	3,041,706	(6.2)	3,257,654	(12.5)
Loans held for sale	53,324	18,649	185.9	43,013	24.0
Portfolio loans:
Commercial real estate	5,694,457	3,877,633	46.9	5,725,008	(0.5)
Commercial and industrial	2,496,096	1,300,577	91.9	1,644,699	51.8
Residential real estate	1,893,544	1,633,613	15.9	1,873,647	1.1
Home equity	646,323	590,303	9.5	649,678	(0.5)
Consumer	343,723	335,728	2.4	374,953	(8.3)
Total portfolio loans, net of unearned income	11,074,143	7,737,854	43.1	10,267,985	7.9
Allowance for credit losses - loans (1)	(168,475)	(50,859)	(231.3)	(52,429)	(221.3)
Net portfolio loans	10,905,668	7,686,995	41.9	10,215,556	6.8
Premises and equipment, net	255,306	179,866	41.9	261,014	(2.2)
Accrued interest receivable	59,151	38,450	53.8	43,648	35.5
Goodwill and other intangible assets, net	1,166,853	914,678	27.6	1,149,153	1.5
Bank-owned life insurance	303,022	227,976	32.9	299,516	1.2
Other assets	269,912	191,978	40.6	215,762	25.1
Total Assets	$16,755,395	$12,494,653	34.1	$15,720,112	6.6
Liabilities
Deposits:
Non-interest bearing demand	$4,067,903	$2,481,065	64.0	$3,178,270	28.0
Interest bearing demand	2,596,132	2,079,795	24.8	2,316,855	12.1
Money market	1,610,248	1,098,917	46.5	1,518,314	6.1
Savings deposits	2,103,154	1,670,035	25.9	1,934,647	8.7
Certificates of deposit	1,809,016	1,365,116	32.5	2,055,920	(12.0)
Total deposits	12,186,453	8,694,928	40.2	11,004,006	10.7
Federal Home Loan Bank borrowings	1,129,631	1,121,283	0.7	1,415,615	(20.2)
Other short-term borrowings	390,777	296,148	32.0	282,362	38.4
Subordinated debt and junior subordinated debt	192,080	156,534	22.7	199,869	(3.9)
Total borrowings	1,712,488	1,573,965	8.8	1,897,846	(9.8)
Accrued interest payable	6,040	6,559	(7.9)	8,077	(25.2)
Other liabilities	280,893	145,085	93.6	216,262	29.9
Total Liabilities	14,185,874	10,420,537	36.1	13,126,191	8.1
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2020 and 2019, respectively; 68,078,116, 54,697,251 and 68,078,116 shares issued, respectively; 67,211,192, 54,697,199 and 67,824,428 shares outstanding, respectively	141,827	113,952	24.5	141,827	-
Capital surplus	1,633,079	1,168,212	39.8	1,636,966	(0.2)
Retained earnings	782,990	788,900	(0.7)	824,694	(5.1)
Treasury stock (866,924, 52 and 253,688 shares - at cost, respectively)	(27,518)	(2)	NM	(9,463)	(190.8)
Accumulated other comprehensive income	40,516	4,113	885.1	1,201	NM
Deferred benefits for directors	(1,373)	(1,059)	(29.7)	(1,304)	(5.3)
Total Shareholders' Equity	2,569,521	2,074,116	23.9	2,593,921	(0.9)
Total Liabilities and Shareholders' Equity	$16,755,395	$12,494,653	34.1	$15,720,112	6.6

(1) Allowance for credit losses - loans as of June 30, 2020 and March 31, 2020 includes a day 1 adjustment of $41.4 million due to the adoption of ASU 2016-13.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)

	June 30,	March 31,
Balance sheets	2020	2020	% Change
Assets
Cash and due from banks	$219,022	$183,138	19.6
Due from banks - interest bearing	671,312	410,734	63.4
Securities:
Equity securities, at fair value	12,277	11,230	9.3
Available-for-sale debt securities, at fair value	2,073,949	2,262,082	(8.3)
Held-to-maturity debt securities (fair values of $802,666 and $841,120, respectively)	766,416	814,414	(5.9)
Allowance for credit losses, held-to-maturity debt securities	(817)	(236)	(246.2)
Net held-to-maturity debt securities	765,599	814,178	(6.0)
Total securities	2,851,825	3,087,490	(7.6)
Loans held for sale	53,324	48,021	11.0
Portfolio loans:
Commercial real estate	5,694,457	5,604,405	1.6
Commercial and industrial	2,496,096	1,801,751	38.5
Residential real estate	1,893,544	1,929,590	(1.9)
Home equity	646,323	650,754	(0.7)
Consumer	343,723	363,096	(5.3)
Total portfolio loans, net of unearned income	11,074,143	10,349,596	7.0
Allowance for credit losses - loans (1)	(168,475)	(114,272)	(47.4)
Net portfolio loans	10,905,668	10,235,324	6.5
Premises and equipment, net	255,306	258,200	(1.1)
Accrued interest receivable	59,151	43,960	34.6
Goodwill and other intangible assets, net	1,166,853	1,170,070	(0.3)
Bank-owned life insurance	303,022	301,270	0.6
Other assets	269,912	257,365	4.9
Total Assets	$16,755,395	$15,995,572	4.8
Liabilities
Deposits:
Non-interest bearing demand	$4,067,903	$3,191,713	27.5
Interest bearing demand	2,596,132	2,388,406	8.7
Money market	1,610,248	1,539,835	4.6
Savings deposits	2,103,154	1,984,057	6.0
Certificates of deposit	1,809,016	1,939,321	(6.7)
Total deposits	12,186,453	11,043,332	10.4
Federal Home Loan Bank borrowings	1,129,631	1,585,608	(28.8)
Other short-term borrowings	390,777	333,966	17.0
Subordinated debt and junior subordinated debt	192,080	192,008	0.0
Total borrowings	1,712,488	2,111,582	(18.9)
Accrued interest payable	6,040	7,667	(21.2)
Other liabilities	280,893	246,931	13.8
Total Liabilities	14,185,874	13,409,512	5.8
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2020 and 2019, respectively; 68,078,116, 54,697,251 and 68,078,116 shares issued, respectively; 67,211,192, 54,697,199 and 67,824,428 shares outstanding, respectively	141,827	141,827	-
Capital surplus	1,633,079	1,638,122	(0.3)
Retained earnings	782,990	800,064	(2.1)
Treasury stock (866,924, 52 and 253,688 shares - at cost, respectively)	(27,518)	(33,714)	18.4
Accumulated other comprehensive income	40,516	41,141	(1.5)
Deferred benefits for directors	(1,373)	(1,380)	0.5
Total Shareholders' Equity	2,569,521	2,586,060	(0.6)
Total Liabilities and Shareholders' Equity	$16,755,395	$15,995,572	4.8

(1) Allowance for credit losses - loans includes a day 1 adjustment of $41.4 million due to the adoption of ASU 2016-13.

NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2020		2019		2020		2019
Average balance sheet and net interest margin	Average	Average	Average	Average	Average	Average	Average	Average
analysis	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$637,979	0.17%	$72,563	3.46%	$385,755	0.35%	$74,774	2.55%
Loans, net of unearned income (1)	10,955,694	4.22	7,700,355	5.02	10,665,441	4.42	7,680,062	5.04
Securities: (2)
Taxable	2,288,409	2.47	2,336,099	2.82	2,432,539	2.57	2,344,929	2.83
Tax-exempt (3)	622,637	3.52	741,371	3.51	634,612	3.51	775,845	3.49
Total securities	2,911,046	2.69	3,077,470	2.98	3,067,151	2.76	3,120,774	2.99
Other earning assets	71,493	5.68	50,555	7.26	70,537	6.02	51,330	7.28
Total earning assets (3)	14,576,212	3.75%	10,900,943	4.45%	14,188,884	3.96%	10,926,940	4.45%
Other assets	2,138,999		1,588,720		2,061,191		1,572,988
Total Assets	$16,715,211		$12,489,663		$16,250,075		$12,499,928

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$2,558,768	0.21%	$2,139,372	0.81%	$2,450,605	0.39%	$2,134,514	0.78%
Money market accounts	1,603,395	0.22	1,116,124	0.72	1,573,579	0.41	1,135,237	0.69
Savings deposits	2,060,392	0.06	1,676,477	0.16	2,006,940	0.12	1,668,160	0.15
Certificates of deposit	1,846,929	0.77	1,397,167	1.18	1,918,189	0.79	1,417,703	1.14
Total interest bearing deposits	8,069,484	0.30	6,329,140	0.70	7,949,313	0.42	6,355,614	0.68
Federal Home Loan Bank borrowings	1,381,093	2.12	1,008,027	2.50	1,426,134	2.19	1,030,396	2.47
Other borrowings	365,793	0.31	320,269	1.86	350,917	0.66	324,033	1.89
Subordinated debt and junior subordinated debt	192,021	4.33	164,108	5.41	195,257	4.67	176,746	5.41
Total interest bearing liabilities	10,008,391	0.63%	7,821,544	1.08%	9,921,621	0.77%	7,886,789	1.07%
Non-interest bearing demand deposits	3,856,291		2,486,710		3,496,784		2,453,770
Other liabilities	247,591		131,219		233,166		132,657
Shareholders' equity	2,602,938		2,050,190		2,598,504		2,026,712
Total Liabilities and Shareholders' Equity	$16,715,211		$12,489,663		$16,250,075		$12,499,928
Taxable equivalent net interest spread		3.12%		3.37%		3.19%		3.38%
Taxable equivalent net interest margin		3.32%		3.67%		3.42%		3.68%

(1)

Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are $2.6 million and $0.4 million for the three months ended June 30, 2020 and 2019, respectively, and are $3.3 million and $0.9 million for the six months ended June 30, 2020 and 2019, respectively. As part of loan fees for both the three and six month ended June 30, 2020, is $2.1 million of PPP loan fees. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $4.1 million and $4.7 million for the three months ended June 30, 2020 and 2019, respectively, and are $8.2 million and $9.6 million for the six months ended June 30, 2020 and 2019, respectively. Accretion on interest bearing liabilities acquired from the prior acquisitions was $2.6 million and $0.3 million for the three months ended June 30, 2020 and 2019, respectively, and are $6.0 million and  $0.7 million for the six months ended June 30, 2020 and 2019, respectively.

(2)	Average yields on available-for-sale securities are calculated based on amortized cost.
(3)	Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Statement of Income	2020	2020	2019	2019	2019
Interest and dividend income
Loans, including fees	$115,068	$119,503	$105,879	$95,369	$96,415
Interest and dividends on securities:
Taxable	14,047	16,986	16,586	15,887	16,444
Tax-exempt	4,302	4,456	4,563	4,759	5,142
Total interest and dividends on securities	18,349	21,442	21,149	20,646	21,586
Other interest income	1,277	1,503	1,281	1,333	1,542
Total interest and dividend income	134,694	142,448	128,309	117,348	119,543
Interest expense
Interest bearing demand deposits	1,350	3,393	4,054	4,489	4,314
Money market deposits	879	2,352	2,143	1,973	2,009
Savings deposits	297	923	935	861	678
Certificates of deposit	3,514	4,054	3,800	3,830	4,098
Total interest expense on deposits	6,040	10,723	10,932	11,153	11,099
Federal Home Loan Bank borrowings	7,293	8,232	7,279	6,645	6,287
Other short-term borrowings	279	870	1,009	1,353	1,483
Subordinated debt and junior subordinated debt	2,069	2,461	2,125	2,077	2,214
Total interest expense	15,681	22,286	21,345	21,228	21,083
Net interest income	119,013	120,162	106,964	96,120	98,460
Provision for credit losses	61,841	29,821	1,824	4,121	2,747
Net interest income after provision for credit losses	57,172	90,341	105,140	91,999	95,713
Non-interest income
Trust fees	6,202	6,952	6,699	6,425	6,339
Service charges on deposits	4,323	6,617	7,171	7,056	6,197
Electronic banking fees	4,066	4,254	4,336	5,253	7,154
Net securities brokerage revenue	1,384	1,679	1,393	1,765	1,973
Bank-owned life insurance	1,752	1,769	1,882	1,373	1,340
Mortgage banking income	7,531	1,276	2,957	2,588	1,618
Net securities gains	1,299	1,491	520	235	2,909
Net (loss) / gain on other real estate owned and other assets	(66)	169	61	158	376
Other income	6,369	3,802	5,819	2,097	3,250
Total non-interest income	32,860	28,009	30,838	26,950	31,156
Non-interest expense
Salaries and wages	36,773	38,910	36,984	32,915	31,646
Employee benefits	10,138	10,373	9,894	9,726	9,705
Net occupancy	6,634	7,084	6,162	5,392	5,385
Equipment	5,722	6,039	5,570	5,273	4,818
Marketing	1,567	1,138	2,059	1,505	1,254
FDIC insurance	2,395	2,113	668	(1,221)	1,155
Amortization of intangible assets	3,365	3,374	2,916	2,446	2,465
Restructuring and merger-related expense	468	5,164	11,522	1,688	81
Other operating expenses	18,440	17,138	16,781	15,544	15,443
Total non-interest expense	85,502	91,333	92,556	73,268	71,952
Income before provision for income taxes	4,530	27,017	43,422	45,681	54,917
Provision for income taxes	42	3,621	7,046	8,334	10,103
Net Income	$4,488	$23,396	$36,376	$37,347	$44,814

Taxable equivalent net interest income	$120,156	$121,346	$108,177	$97,385	$99,827

Per common share data
Net income per common share - basic	0.07	0.34	0.60	0.68	0.82
Net income per common share - diluted	0.07	0.34	0.60	0.68	0.82
Net income per common share - diluted, excluding certain items (1)(2)	0.07	0.40	0.75	0.71	0.82
Dividends declared	0.32	0.32	0.31	0.31	0.31
Book value (period end)	38.23	38.56	38.24	38.42	37.92
Tangible book value (period end) (1)	21.10	21.36	21.55	21.89	21.40
Average common shares outstanding - basic	67,104,628	67,486,550	60,461,325	54,695,578	54,628,029
Average common shares outstanding - diluted	67,181,755	67,587,446	60,562,366	54,751,344	54,773,521
Period end common shares outstanding	67,211,192	67,058,155	67,824,428	54,691,225	54,697,199
Full time equivalent employees	2,676	2,703	2,705	2,330	2,353

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
Asset quality data	2020		2020		2019		2019		2019
Non-performing assets:
Troubled debt restructurings - accruing	$5,105		$5,434		$5,431		$5,840		$5,487
Non-accrual loans:
Troubled debt restructurings	1,339		1,571		1,422		1,345		1,924
Other non-accrual loans (1)	34,119		32,796		43,491		33,456		30,974
Total non-accrual loans	35,458		34,367		44,913		34,801		32,898
Total non-performing loans	40,563		39,801		50,344		40,641		38,385
Other real estate and repossessed assets	1,212		1,083		4,178		3,678		4,973
Total non-performing assets	$41,775		$40,884		$54,522		$44,319		$43,358

Past due loans (1):
Loans past due 30-89 days	$30,595		$32,805		$36,330		$17,906		$15,446
Loans past due 90 days or more	36,903		14,287		11,613		5,425		2,634
Total past due loans	$67,498		$47,092		$47,943		$23,331		$18,080

Criticized and classified loans (2):
Criticized loans	$148,580		$120,801		$118,959		$78,880		$73,236
Classified loans	98,127		95,162		103,519		95,071		41,004
Total criticized and classified loans	$246,707		$215,963		$222,478		$173,951		$114,240

Loans past due 30-89 days / total portfolio loans (3)	0.28%		0.32%		0.35%		0.23%		0.20%
Loans past due 90 days or more / total portfolio loans	0.33		0.14		0.11		0.07		0.03
Non-performing loans / total portfolio loans	0.37		0.38		0.49		0.52		0.50
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.38		0.39		0.53		0.57		0.56
Non-performing assets / total assets	0.25		0.26		0.35		0.35		0.35
Criticized and classified loans / total portfolio loans	2.23		2.09		2.17		2.24		1.48

Allowance for credit losses
Allowance for credit losses - loans (4)	$168,475		$114,272		$52,429		$54,317		$50,859
Provision for credit losses (4)	61,841		29,821		1,824		4,121		2,747
Net loan and deposit account overdraft charge-offs	1,942		4,716		4,476		791		947
Annualized net loan charge-offs /average loans	0.07%		0.18%		0.20%		0.04%		0.05%
Allowance for loan losses / total portfolio loans	1.52%		1.10%		0.51%		0.70%		0.66%
Allowance for credit losses - loans / total portfolio loans excluding PPP loans	1.65%		1.10%		0.51%		0.70%		0.66%
Allowance for loan losses / non-performing loans	4.15	x	2.87	x	1.04	x	1.34	x	1.32	x
Allowance for loan losses / non-performing loans and loans past due	1.56	x	1.32	x	0.53	x	0.85	x	0.90	x

	Quarter Ended
	June 30,		Mar. 31,		Dec. 31,		Sept. 30,		June 30,
	2020		2020		2019		2019		2019
Capital ratios
Tier I leverage capital	9.09%		9.64%		11.30%		11.30%		11.09%
Tier I risk-based capital	12.59		12.51		12.89		15.40		15.39
Total risk-based capital	15.33		14.83		15.12		16.36		16.32
Common equity tier 1 capital ratio (CET 1)	12.59		12.51		12.89		13.87		13.83
Average shareholders' equity to average assets	15.57		16.43		16.73		16.80		16.42
Tangible equity to tangible assets (5)	9.09		9.65		10.02		10.24		10.10

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) Total portfolio loans includes $836.8 million of PPP loans as of June 30, 2020.
(4) The provision for credit losses includes $5.1 million and $1.7 million for loan commitments for the three months ended June 30, 2020 and March 31, 2020, respectively.

(5) See non-GAAP financial measures for additional information relating to the calculation of this ratio.l;)

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2020	2020	2019	2019	2019	2020	2019
Return on average assets, excluding after-tax merger-related expenses:
Net income	$4,488	$23,396	$36,376	$37,347	$44,814	$27,884	$85,151
Plus: after-tax merger-related expenses (1)	370	4,080	9,102	1,334	64	4,450	2,519
Net income excluding after-tax merger-related expenses	4,858	27,476	45,478	38,681	44,878	32,334	87,670

Average total assets	$16,715,211	$15,784,939	$13,919,430	$12,488,153	$12,489,663	$16,250,075	$12,499,928

Return on average tangible assets, excluding after-tax merger-related expenses (annualized) (2)	0.12%	0.70%	1.30%	1.23%	1.44%	0.40%	1.41%

Return on average equity, excluding after-tax merger-related expenses:
Net income	$4,488	$23,396	$36,376	$37,347	$44,814	$27,884	$85,151
Plus: after-tax merger-related expenses (1)	370	4,080	9,102	1,334	64	4,450	2,519
Net income excluding after-tax merger-related expenses	4,858	27,476	45,478	38,681	44,878	32,334	87,670

Average total shareholders' equity	2,602,938	2,594,069	2,329,121	2,097,534	2,050,190	2,598,504	2,026,712

Return on average tangible equity, excluding after-tax merger-related expenses (annualized) (2)	0.75%	4.26%	7.75%	7.32%	8.78%	2.50%	8.72%

Return on average tangible equity:
Net income	$4,488	$23,396	$36,376	$37,347	$44,814	$27,884	$85,151
Plus: amortization of intangibles (1)	2,658	2,665	2,304	1,932	1,947	5,324	3,933
Net income before amortization of intangibles	7,146	26,061	38,680	39,279	46,761	33,208	89,084

Average total shareholders' equity	2,602,938	2,594,069	2,329,121	2,097,534	2,050,190	2,598,504	2,026,712
Less: average goodwill and other intangibles, net of def. tax liability	(1,152,856)	(1,112,327)	(997,658)	(904,204)	(903,243)	(1,132,591)	(904,634)
Average tangible equity	$1,450,082	$1,481,742	$1,331,463	$1,193,330	$1,146,947	$1,465,913	$1,122,078

Return on average tangible equity (annualized) (2)	1.98%	7.07%	11.53%	13.06%	16.35%	4.56%	16.01%

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Return on average tangible equity, excluding after-tax merger-related expenses:
Net income	$4,488	$23,396	$36,376	$37,347	$44,814	$27,884	$85,151
Plus: after-tax merger-related expenses (1)	370	4,080	9,102	1,334	64	4,450	2,519
Plus: amortization of intangibles (1)	2,658	2,665	2,304	1,932	1,947	5,324	3,933
Net income before amortization of intangibles and excluding after-tax merger-related expenses	7,516	30,141	47,782	40,613	46,825	37,659	91,603

Average total shareholders' equity	2,602,938	2,594,069	2,329,121	2,097,534	2,050,190	2,598,504	2,026,712
Less: average goodwill and other intangibles, net of def. tax liability	(1,152,856)	(1,112,327)	(997,658)	(904,204)	(903,243)	(1,132,591)	(904,634)
Average tangible equity	$1,450,082	$1,481,742	$1,331,463	$1,193,330	$1,146,947	$1,465,913	$1,122,078

Return on average tangible equity, excluding after-tax merger-related expenses (annualized) (2)	2.08%	8.18%	14.24%	13.50%	16.38%	5.17%	16.46%

Efficiency ratio:
Non-interest expense	$85,502	$91,333	$92,556	$73,268	$71,952	$176,835	$146,385
Less: restructuring and merger-related expense	(468)	(5,164)	(11,522)	(1,688)	(81)	(5,633)	(3,188)
Non-interest expense excluding restructuring and merger-related expense	85,034	86,169	81,034	71,580	71,871	171,202	143,197

Net interest income on a fully taxable equivalent basis	120,156	121,346	108,177	97,385	99,827	241,502	199,662
Non-interest income	32,860	28,009	30,838	26,950	31,156	60,869	58,929
Net interest income on a fully taxable equivalent basis plus non-interest income	$153,016	$149,355	$139,015	$124,335	$130,983	$302,371	$258,591
Efficiency Ratio	55.57%	57.69%	58.29%	57.57%	54.87%	56.62%	55.38%

Net income, excluding after-tax merger-related expenses:
Net income	$4,488	$23,396	$36,376	$37,347	$44,814	$27,884	$85,151
Add: After-tax merger-related expenses (1)	370	4,080	9,102	1,334	64	4,450	2,519
Net income, excluding after-tax merger-related expenses	$4,858	$27,476	$45,478	$38,681	$44,878	$32,334	$87,670

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$0.07	$0.35	$0.60	$0.68	$0.82	$0.41	$1.56
Add: After-tax merger-related expenses per diluted share (1)	(0.00)	0.06	0.15	0.03	0.00	0.07	0.04
Net income, excluding after-tax merger-related expenses per diluted share	$0.07	$0.41	$0.75	$0.71	$0.82	$0.48	$1.60

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2020	2020	2019	2019	2019
Tangible book value per share:
Total shareholders' equity	$2,569,521	$2,586,060	$2,593,921	$2,101,269	$2,074,116
Less: goodwill and other intangible assets, net of def. tax liability	(1,151,523)	(1,154,033)	(1,132,262)	(904,256)	(903,729)
Tangible equity	1,417,998	1,432,027	1,461,659	1,197,013	1,170,387

Common shares outstanding	67,211,192	67,058,155	67,824,428	54,691,225	54,697,199

Tangible book value per share	$21.10	$21.36	$21.55	$21.89	$21.40

Tangible equity to tangible assets:
Total shareholders' equity	$2,569,521	$2,586,060	$2,593,921	$2,101,269	$2,074,116
Less: goodwill and other intangible assets, net of def. tax liability	(1,151,523)	(1,154,033)	(1,132,262)	(904,256)	(903,729)
Tangible equity	1,417,998	1,432,027	1,461,659	1,197,013	1,170,387

Total assets	16,755,395	15,995,572	15,720,112	12,593,887	12,494,653
Less: goodwill and other intangible assets, net of def. tax liability	(1,151,523)	(1,154,033)	(1,132,262)	(904,256)	(903,729)
Tangible assets	$15,603,872	$14,841,539	$14,587,850	$11,689,631	$11,590,924

Tangible equity to tangible assets	9.09%	9.65%	10.02%	10.24%	10.10%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2020	2020	2019	2019	2019	2020	2019
Pre-tax, pre-provision income:
Income before provision for income taxes	$4,530	$27,017	$43,422	$45,681	$54,917	$31,547	$104,112
Add: provision for credit losses	61,841	29,821	1,824	4,121	2,747	91,661	5,254
Pre-tax, pre-provision income	$66,371	$56,838	$45,246	$49,802	$57,664	$123,208	$109,366

Pre-tax, pre-provision income, excluding merger-related expenses:
Income before provision for income taxes	$4,530	$27,017	$43,422	$45,681	$54,917	$31,547	$104,112
Add: provision for credit losses	61,841	29,821	1,824	4,121	2,747	91,661	5,254
Add: merger-related expenses	468	5,164	11,522	1,688	81	5,633	3,188
Pre-tax, pre-provision income, excluding merger-related expenses	$66,839	$62,002	$56,768	$51,490	$57,745	$128,841	$112,554

Return on average assets, excluding provision items:
Income before provision for income taxes	$4,530	$27,017	$43,422	$45,681	$54,917	$31,547	$104,112
Add: provision for credit losses	61,841	29,821	1,824	4,121	2,747	91,661	5,254
Pre-tax, pre-provision income	66,371	56,838	45,246	49,802	57,664	123,208	109,366

Average total assets	$16,715,211	$15,784,939	$13,919,430	$12,488,153	$12,489,663	$16,250,075	$12,499,928

Return on average assets, excluding provision items (annualized) (1) (2)	1.60%	1.45%	1.29%	1.58%	1.85%	1.52%	1.76%

Return on average equity, excluding provision items:
Income before provision for income taxes	$4,530	$27,017	$43,422	$45,681	$54,917	$31,547	$104,112
Add: provision for credit losses	61,841	29,821	1,824	4,121	2,747	91,661	5,254
Pre-tax, pre-provision income	66,371	56,838	45,246	49,802	57,664	123,208	109,366

Average total shareholders' equity	2,602,938	2,594,069	2,329,121	2,097,534	2,050,190	2,598,504	2,026,712

Return on average equity, excluding provision items (annualized) (1) (2)	10.26%	8.81%	7.71%	9.42%	11.28%	9.54%	10.88%

Return on average tangible equity, excluding provision items:
Income before provision for income taxes	$4,530	$27,017	$43,422	$45,681	$54,917	$31,547	$104,112
Add: provision for credit losses	61,841	29,821	1,824	4,121	2,747	91,661	5,254
Add: amortization of intangibles	3,365	3,374	2,916	2,446	2,465	6,739	4,978
Income before provision and amortization of intangibles	69,736	60,212	48,162	52,248	60,129	129,947	114,344

Average total shareholders' equity	2,602,938	2,594,069	2,329,121	2,097,534	2,050,190	2,598,504	2,026,712
Less: average goodwill and other intangibles, net of def. tax liability	(1,152,856)	(1,112,327)	(997,658)	(904,204)	(903,243)	(1,132,591)	(904,634)
Average tangible equity	$1,450,082	$1,481,742	$1,331,463	$1,193,330	$1,146,947	$1,465,913	$1,122,078

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

Return on average tangible equity, excluding provision items (annualized) (1) (2)	19.34%	16.34%	14.35%	17.37%	21.03%	17.83%	20.55%

(1) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.
(2) The ratios exclude credit loss provision and income tax provision.